Exhibit 4.53
PRICING SUPPLEMENT DATED 14 AUGUST 2025

Equinix Asia Financing Corporation Pte. Ltd.
(Legal Entity Identifier: 2549002E9B0F5FQ3X427)

Issue of S$650,000,000 2.90 per cent. Senior Notes due 2032
under the U.S.$3,000,000,000 Euro Medium Term Note Programme unconditionally and irrevocably guaranteed by Equinix, Inc.

This document constitutes the Pricing Supplement relating to the issue of Notes described herein.
Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions of the Notes (the “Conditions”) set forth in the Offering Circular dated 28 February 2025 (the “Offering Circular”). This Pricing Supplement contains the final terms of the Notes and must be read in conjunction with the Offering Circular. Full information on the Issuer, the Guarantor and the offer of the Notes is only available on the basis of the combination of this Pricing Supplement and the Offering Circular. This Pricing Supplement, together with the information set out in Schedule 1 and Schedule 2 hereto, supplements the Offering Circular and supersedes the information in the Offering Circular to the extent inconsistent with the information included therein.
Where interest, discount income, early redemption fee or redemption premium is derived from any of the Notes by any person who (i) is not resident in Singapore and (ii) carries on any operations in Singapore through a permanent establishment in Singapore, the tax exemption available for qualifying debt securities (subject to certain conditions) under the Income Tax Act 1947 of Singapore (the “Income Tax Act”) shall not apply if such person acquires such Notes using the funds and profits of such person’s operations through a permanent establishment in Singapore. Any person whose interest, discount income, early redemption fee or redemption premium derived from the Notes is not exempt from tax (including for the reasons described above) shall include such income in a return of income made under the Income Tax Act.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS - The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
PROHIBITION OF SALES TO UK RETAIL INVESTORS - The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

1	(a) Issuer:	Equinix Asia Financing Corporation Pte. Ltd.
	(b) Guarantor:	Equinix, Inc.
2	(a) Series Number:	2
	(b) Tranche Number:	1
3	Specified Currency or Currencies:	Singapore Dollars (“S$”)
4	Aggregate Nominal Amount:
	(a) Series:	S$650,000,000
	(b) Tranche:	S$650,000,000
5	Issue Price:	99.998 per cent. of the Aggregate Nominal Amount
6	(a) Specified Denominations:	S$250,000
	(b) Calculation Amount:	S$250,000
7	(a) Issue Date:	45890
	(b) Trade Date:	45883
	(c) Interest Commencement Date:	Issue Date
8	Maturity Date:	48472
9	Interest Basis:	2.90 per cent. Fixed Rate (further particulars specified below)
10	Redemption/Payment Basis:	Subject to any purchase and cancellation or early redemption, the Notes will be redeemed on the Maturity Date at 100 per cent. of their outstanding Aggregate Nominal Amount.
11	Change of Interest or Redemption/ Payment Basis:	Not Applicable
12	Put/Call Options:	Issuer call See paragraph 21 below
13	(a) Status of the Notes:	Senior
	(b) Status of the Guarantee:	Senior
14	Listing and admission to trading:	SGX-ST
15	Method of distribution:	Syndicated
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
16	Fixed Rate Note Provisions:	Applicable
	(a) Rate(s) of Interest:	2.90 per cent. per annum payable semi-annually in arrear
	(b) Interest Payment Date(s):	15 March and 15 September in each year, commencing on 15 March 2026
	(c) Fixed Coupon Amount(s):	Not Applicable
	(d) Broken Amount(s):	Not Applicable
	(e) Day Count Fraction:	Actual/365 (Fixed)
	(f) Determination Date(s):	Not Applicable
	(g) Other terms relating to the method of calculating interest for Fixed Rate Notes:	None
17	Floating Rate Note Provisions:	Not Applicable
18	Zero Coupon Note Provisions:	Not Applicable
19	Index Linked Interest Note Provisions:	Not Applicable
20	Dual Currency Interest Note Provisions:	Not Applicable
PROVISIONS RELATING TO REDEMPTION
21	Call Option:	Applicable
Condition 6(d) shall be deleted and replaced in its entirety with the following:

“Redemption at the Option of the Issuer

Prior to (and including) 15 July 2032, the Issuer may, on giving not less than ten Business Days’ irrevocable notice to the Noteholders in accordance with Condition 16 and to the Trustee, the CDP Issuing and Paying Agent, the Registrar and the Determination Agent in writing, redeem the Notes, in whole or in part, at any time and from time to time (such date of redemption, the “Make-Whole Redemption Date”), at the Make-Whole Redemption Price (as determined by the Determination Agent).

“Determination Agent” means an independent financial institution, appointed by the Issuer (and notice thereof is given to the Noteholders (which notice shall be copied to the Trustee, the CDP Issuing and Paying Agent and the Registrar) in writing) for the purposes of performing any of the functions expressed to be performed by it under these Conditions.

The “Make-Whole Redemption Price” means an amount equal to the greater of:
(a) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Make-Whole Redemption Date (assuming the Notes matured on the Par Call Date), less (ii) interest accrued to the Make-Whole Redemption Date; and
(b) 100 per cent. of the outstanding Aggregate Nominal Amount of Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Make-Whole Redemption Date.

On or after 15 July 2032 (being the date falling two months prior to the Maturity Date) (the “Par Call Date”), the Issuer may, on giving not less than ten Business Days’ irrevocable notice to the Noteholders in accordance with Condition 16 and to the Trustee, the CDP Issuing and Paying Agent and the Registrar in writing, the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100 per cent. of the outstanding Aggregate Nominal Amount of the Notes being redeemed together with interest accrued and unpaid up to (but excluding) the date fixed for redemption.

Where the above expression “present value” in paragraphs 21(a)(i) and 21(a)(ii) above shall be calculated by discounting the relevant amounts to the Make-Whole Redemption Date at the rate equal to the sum of: (1) the SORA-OIS corresponding to the duration of the remaining period to the Par Call Date of the Note expressed on a semi-annual basis (rounded up, if necessary, to three decimal places) (the “Make-Whole Call Reference Rate”) on the third business day prior to the Make-Whole Redemption Date (the “Make-Whole Amount Determination Date”), provided that if there is no rate corresponding to the relevant period, the SORA-OIS used will be the interpolated interest rate as calculated using the SORA-OIS or the two periods most closely approximating the duration of the remaining period to the Par Call Date and (2) 0.20 per cent.;

“SORA-OIS” means the (a) SORA-OIS reference rate available on the “OTC SGD OIS” page on Bloomberg under “BGN” appearing under the column headed “Ask” (or such other substitute page thereof or if there is no substitute page, the screen page which is the generally accepted page used by market participants at that time as determined by the Determination Agent) at the close of business on the Make-Whole Amount Determination Date, or (b) if a Benchmark Event (as defined in Condition 5(l)(iii)(G)) has occurred in relation to the “SORA- OIS”, such rate as determined in accordance with Condition 5(l).

Neither the Trustee nor any of the CDP Issuing and Paying Agent and the Registrar shall be responsible for calculating or verifying any calculations of any amounts payable under any notice of redemption, or have any duty to verify the accuracy, validity and/or genuineness of any document in relation to or in connection thereto, and none of them shall be liable to Noteholders, the Issuer, the Guarantor or any other person for not doing so.”
22	Put Option:	Not Applicable
23	Minimum Outstanding Amount Redemption Option:	Not Applicable
24	Final Redemption Amount:	S$250,000 per Calculation Amount save for a redemption under Condition 6(d) of the Notes whereby the Final Redemption Amount shall be the Make-Whole Amount
25	Early Redemption Amount payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in Condition 6 (Redemption, Purchase and Options)):	S$250,000 per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE NOTES
26	Form of Notes:	Registered Notes
Global Certificate exchangeable for Registered Notes in definitive form in the limited circumstances specified in the Global Certificate
27	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	Not Applicable For the avoidance of doubt, the principal financial centre referred to in the definition of “business day” for these Notes shall include Singapore.
28	Talons for future Coupons or Receipts to be attached to Definitive Notes (and dates on which such Talons mature):	No
29
Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences of failure to pay, including any right of the Issuer to forfeit the Notes
and interest due on late payment:
Not Applicable
30	Details relating to Instalment Notes:
	(a) Instalment Amount(s):	Not Applicable
	(b) Instalment Date(s):	Not Applicable
31	Place for Notices:	In accordance with the Conditions
32	Other final terms:	Not Applicable
DISTRIBUTION
33	(a) If syndicated, names of Managers:	DBS Bank Ltd. The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch Oversea-Chinese Banking Corporation Limited Standard Chartered Bank (Singapore) Limited
	(b) Stabilisation Coordinator(s) (if any):	The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch
34	If non-syndicated, name of relevant Dealer(s):	Not Applicable
35	U.S. selling restrictions:	Regulation S Category 2; TEFRA not applicable. The Notes are being offered and sold only in accordance with Regulation S.
36	(a) Additional selling restrictions:	Not Applicable
	(b) Additional distribution details:	Not Applicable
37	Prohibition of Sales to EEA Retail Investors:	Applicable
38	Prohibition of Sales to UK Retail Investors:	Applicable
39	(a) Private bank commission:	Not Applicable
	(b) Rebates:	Not Applicable
HONG KONG SFC CODE OF CONDUCT
40	Rebates:	Not Applicable
41	Contact email addresses of the Overall Coordinators where underlying investor information in relation to omnibus orders should be sent:	Not Applicable
42	Marketing and Investor Targeting Strategy:	As per the Offering Circular
OPERATIONAL INFORMATION
43	Any clearing system(s) other than CDP, Euroclear Bank SA/NV and Clearstream Banking, S.A. and the relevant identification number(s):	Not Applicable
44	Delivery:	Delivery free of payment
45	Additional Paying Agent(s) (if any):	Not Applicable
46	ISIN Code:	SGXPQ13C54A4
This is a provisional ISIN Code which is provided solely on a provisional basis and is not deemed active nor official record until activated by the Singapore Exchange Securities Trading Limited.
47	Common Code:	315789575
48	CFI:	Not Applicable
49	FISN:	Not Applicable
GENERAL
50	The aggregate principal amount of Notes in the Specified Currency issued has been translated into Singapore Dollars at the rate specified, producing a sum of:	Not Applicable
51	In the case of Registered Notes, specify the location of the office of the Registrar:	Deutsche Bank AG, Singapore Branch One Raffles Quay 16-00 South Tower Singapore 048583
52	In the case of Bearer Notes, specify the location of the office of the Issuing and Paying Agent if other than London:	Not Applicable
53	U.S. Federal Income Tax Considerations
Investors should refer to the discussion under “Taxation – Certain U.S. Federal Income Tax Consequences” in the Offering Circular for a summary of certain U.S. federal income tax considerations of an investment in the Notes and the conditions necessary to establish an exemption from the 30 per cent. U.S. withholding tax on U.S. source interest payments (as well as FATCA and U.S. backup withholding).

In particular, non-U.S. investors should ensure that they provide a valid and properly executed U.S. Internal Revenue Service (“IRS”) Form W-8 to the applicable withholding agent to in order to establish an exemption. For the avoidance of doubt, no additional amounts shall be payable with respect to any taxes imposed or withheld due to a failure to deliver a U.S. IRS Form W-8.

54	Ratings of Notes:	BBB+ by Fitch
55	Governing Law:	Singapore Law

PURPOSE OF PRICING SUPPLEMENT
This Pricing Supplement comprises the final terms required for issue and admission to trading on the Singapore Exchange Securities Trading Limited of the Notes described herein pursuant to the U.S.$3,000,000,000 Euro Medium Term Note Programme of Equinix Asia Financing Corporation Pte. Ltd. established on 28 February 2025.

INVESTMENT CONSIDERATIONS
There are significant risks associated with the Notes including, but not limited to, counterparty risk, country risk, price risk and liquidity risk. Investors should contact their own financial, legal, accounting and tax advisers about the risks associated with an investment in these Notes, the appropriate tools to analyse that investment, and the suitability of the investment in each investor’s particular circumstances. No investor should purchase the Notes unless that investor understands and has sufficient financial resources to bear the price, market liquidity, structure and other risks associated with an investment in these Notes.
Before entering into any transaction, investors should ensure that they fully understand the potential risks and rewards of that transaction and independently determine that the transaction is appropriate given their objectives, experience, financial and operational resources and other relevant circumstances. Investors should consider consulting with such advisers as they deem necessary to assist them in making these determinations.

MATERIAL ADVERSE CHANGE STATEMENT
There has been no significant change in the financial or trading position of the Guarantor or of the Group since 31 December 2024 and no material adverse change in the financial position of the Guarantor or of the Group since 30 June 2025.

RESPONSIBILITY
The Issuer and the Guarantor accept responsibility for the information contained in this Pricing Supplement.